Exhibit 10.29

FOURTH AMENDMENT

OF THE

SKY FINANCIAL GROUP, INC. PROFIT SHARING, 401(K) AND ESOP PLAN

(As Amended and Restated Effective January 1, 2004)

WHEREAS, Sky Financial Group, Inc. (the “Company”) maintains the Sky Financial Group, Inc. Profit Sharing, 401(k) and ESOP Plan (the “Plan”); and

WHEREAS, the Company has delegated authority to amend the Plan to the Sky Financial Group, Inc. Benefit Plans Committee (the “Committee”), and the Committee has determined that amendment of the Plan is necessary and desirable.

NOW, THEREFORE, pursuant to the power reserved to the Company by Section 10.01 of the Plan, and by virtue of the authority delegated to the Committee, the Plan, as previously amended, is hereby further amended, in the following particulars:

1.      By inserting the phrase “anniversary awards, prizes,” after the phrase “moving expenses,” where it appears in Section 1.03(d) of the Plan, effective as of January 1, 2004.

2.      By substituting the following for the first sentence of Section 5.04 of the Plan, effective March 27, 2005:

“If a Participant terminates employment with the Employers, and the value of the Participant’s vested Accounts is not (or at the time of any prior, periodic distribution was not) greater than $1,000, the Participant will receive a distribution of the value of the entire vested portion of his or her Accounts and the nonvested portion will be treated as a forfeiture.”

3.      By substituting the following for the second sentence of Section 6.01 of the Plan, effective March 27, 2005:

“If the nonforfeitable portion of the Participant’s Account exceeds (or at the time of any prior, periodic distribution ever exceeded) $1,000, the Plan shall not distribute the Participant’s Account before the Participant attains Normal Retirement Date, unless the Participant consents to such distribution in writing.”

4.      By substituting the following for the second paragraph of Section 6.01 of the Plan, effective March 27, 2005:

“Subject to the rules in Section 6.03, the surviving spouse shall begin to receive payments immediately, unless such surviving spouse elects a later date, except that the surviving spouse shall receive an immediate distribution if the value of the Participant’s vested Accounts is not (or at the time of any prior, periodic distribution was not) greater than $1,000.”

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IN WITNESS WHEREOF, on behalf of the Committee, the undersigned Committee member has executed this amendment this 30th day of December 2004.

SKY FINANCIAL GROUP, INC.
BENEFIT PLANS COMMITTEE

By:	/s/ Thomas A. Sciorilli
Its:	SVP & Chief Human Resources Officer